EXHIBIT 10(k)


                           [SOTHEBY'S LETTERHEAD]

                                        August 18, 1988


York Avenue Development, Inc.
1334 York Avenue
New York, New York 10021

Attention: Michael L. Ainslie


Taubman York Avenue Associates, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan 48303-0200

Attention: Robert C. Larson

Gentlemen:

     We refer to the Financing and Guarantee Agreement (the "Agreement"), dated as of October 1, 1987, among Sotheby's, Inc. ("Sotheby's"), York Avenue Development, Inc. ("York") and Taubman York Avenue Associates, Inc. ("Taubman") with respect to the proposed construction of a mixed-use tower at 1334 York Avenue, New York, New York (the "Project"), and each of us agrees as follows:

     1. If York is unable to obtain third party financing, as may be required in connection with the pre-development and construction phases of the Project, Sotheby's shall have the right (but not the obligation) to loan York all funds which are otherwise unavailable through such third party financing, and York shall (but, in each case, only with the prior written approval of Taubman, which may be withheld by Taubman for any reason or for no reason) borrow such funds from Sotheby's. In the case of any such borrowing from Sotheby's, York shall pay interest to Sotheby's at a rate equal to not more than Sotheby's "cost of funds" provided such rate is acceptable to Taubman in its sole and absolute judgment. If all of the terms and conditions of such loans from Sotheby's to York are acceptable to Taubman, in its sole and absolute judgment, Taubman shall guarantee the repayment of such loans.

     2. If Taubman loans funds to York under the Agreement, York has agreed to pay interest on such loans at the rate of one percent in excess of The Chase Manhattan Bank's prime commercial lending rate. Notwithstanding this agreed upon interest rate, if, in lieu of York obtaining financing from an institutional lender or, as provided in paragraph 1 of this letter, from Sotheby's in connection with the construction phase of the Project, Taubman loans funds to York for the construction of the Project and such funds were borrowed by Taubman for the purpose of loaning such borrowed funds to York for the construction of the Project, York shall pay interest on such loans from Taubman at a rate equal to Taubman's "cost of funds".

     3. For the purpose of this letter, "cost of funds" means all costs to Taubman or Sotheby's, as the case may be, of obtaining such funds from a third party including, without limitation, interest, fees, premiums, penalties, taxes and attorney's fees and disbursements.



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York Avenue Development, Inc.
Taubman York Avenue Associates, Inc.
August 18, 1988
Page 2



     The Agreement, except as hereby modified, is in all respects ratified and confirmed and remains in full force and effect.

                                        Very truly yours,

Agreed to:                              SOTHEBY'S, INC.

YORK AVENUE DEVELOPMENT, INC.           By: /s/Diana D. Brooks
                                            ------------------
                                             Diana D. Brooks,
By: /s/Michael L. Ainslie                    President
    ---------------------
    Michael L. Ainslie
    President

Dated: August 18, 1988
              --


TAUBMAN YORK AVENUE ASSOCIATES, INC.

By: /s/Robert C. Larson
    -------------------
    Robert C. Larson,
    President

Dated: August 18, 1988